UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
On March 25, 2022, American Healthcare REIT, Inc. (the “Company”) issued a list of Frequently Asked Questions regarding important updates, including an updated estimated per share net asset value (“NAV”) of the Company’s Class T and Class I common stock of $9.29, as discussed in greater detail in Item 8.01 of this Current Report on Form 8-K below. A copy of the Frequently Asked Questions list is available on our website in the Investor Relations – Investor Communications section at https://www.AmericanHealthcareREIT.com and is attached to this Form 8-K as Exhibit 99.1 and incorporated in its entirety into this Item 7.01.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), unless it is specifically incorporated by reference therein.
Item 8.01 Other Events.
ESTIMATED PER SHARE NAV

On March 24, 2022, the Company's board of directors (the "Board"), at the recommendation of the Audit Committee of the Board (the “Committee”), which Committee is comprised solely of independent directors, unanimously approved and established an updated estimated per share NAV of the Company’s Class T and Class I common stock of $9.29. The updated estimated per share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, calculated as of December 31, 2021 (the “Valuation Date”). The Company is providing this updated estimated per share NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231, with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the United States Securities and Exchange Commission (“SEC”). The Company continues to monitor the impact the COVID-19 pandemic may have on the Company’s business, residents, tenants and operating partners, and on the United States and global economies. Therefore, although the Company has published an updated estimated per share NAV on an annual basis, the Company may update its estimated per share NAV sooner if the Company believes that such NAV has been materially adversely impacted. The Board previously determined an estimated per share NAV of the Company’s common stock of $9.22 calculated as of September 30, 2020.
Background
The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the updated estimated per share NAV of the Company’s common stock, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.
In determining the updated estimated per share NAV, the Committee and the Board considered information and analysis, including valuation materials that were provided by Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party firm, and information from the Company, including the Company’s current views on the ongoing impact of the COVID-19 pandemic on the Company, its residents, tenants, operators and assets. The engagement of Stanger was approved by the Committee. Stanger prepared an appraisal report (the “Appraisal Report”), summarizing key information and assumptions and provided an appraised value on 180 medical office and healthcare-related properties (the “Appraised Properties”) owned by the Company as of the Valuation Date. Stanger also prepared a net asset value report (the “NAV Report” and, together with the Appraisal Report, the “Reports”), which estimates the per share NAV of the Company’s common stock as of the Valuation Date of $9.29. The NAV Report incorporates the appraised value conclusions of the Appraisal Report and also includes Stanger’s valuation of the Company’s interest in its joint venture with respect to Trilogy REIT Holdings, LLC (“Trilogy” and with respect to the Company’s interest therein, the “Trilogy Joint Venture Interest”), Stanger’s valuation of the Company’s debt security investment (the “Debt Investment”), Stanger’s valuation of the Company’s mortgage loan, term loan and line of credit payables (the “Debt Liabilities”), Stanger's estimated value of the management company (the "Management Company"), as further described below, and Stanger’s estimate of the non-controlling interests held by joint venture partners of the Appraised Properties. The NAV Report also included the value of the Company’s cash, other tangible assets and other tangible liabilities as of the Valuation Date, to calculate an estimated per share NAV of the Company’s common stock.
Upon the Committee’s receipt and review of the Reports, the Committee recommended $9.29 as the updated estimated per share NAV to the Board. Upon the Board’s receipt and review of the Reports and the recommendation of the Committee, the Board approved $9.29 as the updated estimated per share NAV of the Company’s common stock calculated as of December 30, 2021.

The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2021 and September 30, 2020. Certain amounts are reflected net of non-controlling interests, as applicable. Amounts as of December 31, 2021 and September 30, 2020 may not be directly comparable due to in-period acquisitions, dispositions, debt financings or repayments and capital investments. In addition, the changes in amounts from September 30, 2020 to December 31, 2021 are impacted by the transformational merger with Griffin-American Healthcare REIT III, Inc. (“GA Healthcare REIT III”) on October 1, 2021 (the “Merger”) and the self-management transaction also on October 1, 2021 where the Company acquired a newly formed entity (which is referred to as the "Management Company") that owned substantially all of the business and operations of the Company’s former co-sponsor, American Healthcare Investors, LLC (“American Healthcare Investors”), as well as all of the equity interests in (i) Griffin-American Healthcare REIT III Advisor, LLC, a subsidiary of American Healthcare Investors that served as the external advisor of GA Healthcare REIT III, and (ii) Griffin-American Healthcare REIT IV Advisor, LLC, the Company’s former advisor (the “AHI Transaction” and collectively with the Merger, the “Transaction”).

	Estimated Per Share NAV (Dollars in Thousands, Except Per Share Data)
	As of December 31, 2021 (c)			As of September 30, 2020 (d)
	Estimated Value	Estimated Value Per Share		Estimated Value		Estimated Value Per Share
Appraised Properties and Other Properties (a)	$2,835,905	$10.24		$1,203,878		$14.86
Trilogy Joint Venture Interest (f)	828,180	2.99		—		—
Debt Investment	84,216	0.30		—	(g)	—	(g)
Management Company	135,000	0.49		—	(g)	—	(g)
Cash and Other Assets (a)	68,417	0.25		78,112		0.96
Debt Liabilities (a)	(1,310,781)	(4.73)		(508,612)		(6.28)
Other Liabilities (a,b)	(58,520)	(0.21)		(24,411)		(0.32)
Adjustment – Non- Controlling Interests (b)	(7,729)	(0.03)		—		—
Estimated Net Asset Value	$2,574,688	$9.29	(e)	$746,967		$9.22

Fully Diluted Shares Outstanding (in thousands)	277,040			80,988
_____________
(a)Amounts as of December 31, 2021 exclude Trilogy’s cash and other assets, debt liabilities and other liabilities which are reflected in the Trilogy Joint Venture Interest value. Appraised Properties as of September 30, 2020 are net of interest held by the Company’s joint venture partners. Other properties, as of September 30, 2020, include $7,400,000 of properties that were under contract to be sold by the Company after September 30, 2020 at contracted sale prices.
(b)Non-Controlling Interests adjustment is related to third party interests in consolidated properties, Lakeview, Southlake, and property portfolios for Central Florida, Pinnacle, Bayou and Catalina in 2021. For 2020, the Non-Controlling Interests adjustment is included in Appraised Properties.
(c)Prepared by Stanger.
(d)Prepared by Jones Lang LaSalle Securities, LLC (“JLLS”).
(e)Per share totals do not foot due to rounding.
(f)As of September 30, 2020, the Company owned an approximately 5.8% interest in Trilogy, which was included in Cash and Other Assets for purposes of determining the Company’s estimated per share NAV of the Company’s common stock as of September 30, 2020. Pursuant to the Merger, the Company owns an approximately 72.9% interest in Trilogy as of December 31, 2021 and the valuation of such interest was separately calculated for purposes of determining the estimated per share NAV of the Company’s common stock as of December 31, 2021.
(g)Acquired pursuant to the Transaction on October 1, 2021, and therefore not applicable as of September 30, 2020.

NAV Methodology and Key Assumptions
In determining an updated estimated per share NAV of the Company’s common stock, the Board considered the recommendation of the Committee, the Reports provided by Stanger, and information provided by the Company. The Company’s goal in calculating an estimated per share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete, as well as the necessary valuation assumptions underlying the NAV determination, including discount rates, capitalization rates and interest rates. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. The estimated per share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to United States generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current book value. The estimated value of the Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and financial markets, including future developments related to the magnitude and duration of the COVID-19 pandemic and its impact on the Company’s business, its residents, tenants, operators and assets, which is uncertain at this time. The estimated per share NAV does not reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The estimated per share NAV also does not take into account estimated disposition costs and fees for real estate properties or interests therein.
Independent Valuation Firm
Stanger was selected by the Committee to render its Reports as further described below. Stanger is actively engaged in the business of valuing commercial real estate properties and debt investments and liabilities similar to those owned and owed by the Company. The Company previously engaged JLLS, an independent FINRA registered broker-dealer firm that specializes in providing valuations, capital markets, corporate finance and real estate financial services, as an appraiser to provide its estimate of the per share NAV of the Company’s Class T and Class I common stock calculated as of September 30, 2020 and December 31, 2019. However, after the Transaction on October 1, 2021, the Company conducted a competitive process and evaluated the proposals of JLLS and Stanger, the independent valuation firm previously engaged by GA Healthcare REIT III to provide its estimate of the per share NAV of GA Healthcare REIT III’s common stock calculated as of September 30, 2020, June 30, 2019 and June 30, 2018. Stanger also was engaged in December 2020 to provide financial advisory services to the special committee of GA Healthcare REIT III in connection with its review of strategic alternatives. After such process and evaluation, the Company engaged Stanger, with approval from the Committee, to assist in the estimated per share NAV determination as of December 31, 2021. There is no change with respect to the reliability of the estimates provided by JLLS calculated as of September 30, 2020 and December 31, 2019.
For the preparation of the Valuation Report, the Company paid Stanger a customary fee for a service of this nature, no part of which was contingent relating to the provision of services or specific findings. In addition, the Company has agreed to indemnify Stanger against certain liabilities arising out of this engagement. Stanger or its affiliates may from time to time in the future perform similar or other services for the Company or its affiliates. The compensation the Company paid to Stanger related to the valuation is based on the scope of work and not on the appraised values of the Appraised Properties or the estimated per share NAV of the Company. Most recently as of June 30, 2019, Stanger was engaged to provide an estimated net asset value of a non-traded real estate investment trust (“REIT”) that is sponsored by NRF Holdco, LLC (NRF Holdco, LLC acquired the former sponsor of Digital Bridge Group, Inc., which is formerly known as Colony Capital, Inc., in March 2022), which prior to October 1, 2021, indirectly owned approximately 45.1% of American Healthcare Investors and is an indirect partial owner of Trilogy. In all cases above, Stanger was paid usual and customary financial advisory and/or valuation fees, no part of which was contingent upon or relating to the provision of services or specific findings. While the Company or its affiliates may have engaged or in the future may engage Stanger or its affiliates for services of various kinds, the Company believes that there are no material conflicts of interest with respect to its engagement of Stanger. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Report was reviewed, approved and signed by individuals with the professional designation of Member Appraisal Institute licensed in the state where each real property is located. The use of the Appraisal Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing its Reports, Stanger did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
Stanger collected reasonably available material information that it deemed relevant in appraising the Company’s Appraised Properties, estimating the value of the Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company and estimating the per share NAV of the Company’s common stock. Stanger relied in part on information provided by the Company, including, but not limited to: (i) historical financial statements of the Company and Trilogy and certain subsidiaries of each; (ii) property historical and projected operating revenues, expenses, earnings and occupancy; (iii) property lease agreements and/or lease abstracts; (iv) lease purchase option agreements or summaries; (v) historical and projected earnings of the Ancillary Businesses (as defined below); (vi) loan agreements, collateral information and amortization schedules; (vii) COVID-19’s impact on historical occupancy, property earnings and leasing; and (viii) information regarding recent or planned capital expenditures. In conducting its investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Stanger reviewed information supplied or otherwise made available by the Company, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Stanger has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Stanger were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and/or the Board. Stanger relied on the Company to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.
Although Stanger considered comments received from the Company during the valuation process, the final appraised values of the Company’s Appraised Properties and the value estimate of the Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company were determined by Stanger. The Reports are addressed to the Company for the use of the Committee to assist it in calculating and recommending to the Board an updated estimated per share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an estimated per share NAV of the Company’s common stock and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.
The opinions of value expressed in the appraisals prepared by Stanger are based on estimates and forecasts that are prospective in nature. Due to the COVID-19 pandemic, there is risk and uncertainty in the financial markets. Although Stanger is of the opinion that its findings are reasonable based on available evidence, Stanger is not responsible for the effects of future occurrences that cannot be reasonably foreseen or accurately determined at this time. The COVID-19 pandemic is expected to continue to disrupt financial markets, which may have an impact on the assumptions in the Reports and could negatively impact values, including assumed discount rates, capitalization rates and interest rates. The extent of this impact is unknown at this time.
Valuation Methodology
Valuation of Appraised Properties
To estimate the value of the Appraised Properties, Stanger has performed a site visit and conducted an appraisal for the 180 Appraised Properties, consisting of medical office properties, triple-net leased hospitals, triple-net leased skilled nursing facilities, triple-net leased senior housing properties, senior housing properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) and several land parcels adjacent to one of the Company’s medical office properties. In determining its value opinion of each Appraised Property, Stanger utilized all information that it deemed relevant, including information from the Company and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, Stanger utilized the income approach to valuation (other than for the land parcels), specifically a direct capitalization analysis and/or discounted cash flow (“DCF”) analysis for the medical office properties, triple-net leased hospitals and the RIDEA senior housing facilities, or SHOP, and a direct capitalization analysis for the triple-net leased skilled nursing facilities and triple-net leased senior housing facilities. The direct capitalization analysis was performed by applying a market capitalization rate for each applicable Appraised Property to the estimated stabilized forward-year annual net operating income at each such property. In selecting each capitalization rate, Stanger took into account, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends, the anticipated year of stabilization and, for triple-net leased properties, the lease coverage ratios and other unique property factors. In applying the DCF analysis, a market discount rate and terminal capitalization rate was applied to multi-year property projections which factored in, among other things, the leases encumbering the properties, market conditions with respect to lease-up or releasing and property historical and projected operating trends. As applicable, Stanger adjusted the capitalized value of each Appraised Property for any excess or surplus land, deferred maintenance or capital needs, lease-up costs and estimated non-recurring COVID-19 related expenses to estimate the “as-is” value of each Appraised Property. Stanger then adjusted the “as-is” property values, as appropriate, for the Company’s allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions. In providing an opinion of the value for the land parcels owned by the Company, actual and/or proposed land sale transactions were identified in each property's market or region and adjusted to reflect, as appropriate: (i) the property rights conveyed in such transaction; (ii) any extraordinary, special or non-market financing or credits provided by the seller or others which may have influenced the sale price; (iii) adjustments for non-arms-length sale transactions; (iv) improvements or deterioration of market conditions from the reported land sale date; (v) adjustments for listing status versus a consummated sale; (vi) location factors such as area demographics, traffic exposure and access; (vii) zoning factors; (viii) land size; and (ix) other factors deemed appropriate. An index of value (price per square foot) for each land parcel from the land sale comparable was derived and the appropriate index was applied to the Company’s land and surplus land parcels. For those Appraised Properties located in the United Kingdom, Stanger utilized the foreign exchange rate as of the Valuation Date to reflect the value of these properties in United States Dollars. Stanger’s Appraisal Report was certified by an appraiser licensed in the state in which the Appraised Properties were located. As of the Valuation Date, the aggregate estimated value of the Appraised Properties was approximately $2.8 billion.

The following summarizes the key assumptions that were used in the DCF analyses to arrive at the value of the Appraised Properties as of December 31, 2021:

	Range		Weighted Average (a)
	Minimum	Maximum

Medical Office Properties
Discount Rate	6.00%	8.75%	6.85%
Terminal Capitalization Rate	5.25%	7.50%	6.15%
Direct Capitalization Rate	5.00%	10.25%	6.14%

Triple-Net Leased Skilled Nursing
Direct Capitalization Rate	7.00%	9.50%	7.94%

Triple-Net Leased Senior Housing
Direct Capitalization Rate	6.50%	7.75%	7.13%

SHOP
Discount Rate	7.50%	8.75%	8.08%
Terminal Capitalization Rate	6.50%	7.75%	7.08%
Direct Capitalization Rate	6.00%	7.25%	6.58%
_____________
(a)Weighted by valuation net operating income.
Valuation of Trilogy Joint Venture Interest
Trilogy includes both a healthcare real estate portfolio comprised of 132 properties (120 operational senior housing/healthcare campuses that provide skilled nursing, assisted living, independent living, adult day care, and memory care services (of which 18 are held in unconsolidated joint ventures and some of which have adjacent undeveloped land parcels), one medical office property, one mixed use healthcare property, two communities under development, and eight properties that are under contract to be sold as of the Valuation Date), and ancillary businesses comprised of pharmacy and therapy businesses (the “Ancillary Businesses”, and together with the Trilogy healthcare real estate portfolio, the “Trilogy Assets”). As part of its valuation, Stanger valued the Trilogy healthcare portfolio, for those properties that were currently operational, utilizing the income approach, specifically a direct capitalization analysis and/or a DCF analysis, similar to the process described above in “Valuation of Appraised Properties.” Adjustments to the campus values were made to: (i) deduct lease-up costs for those campuses in lease-up or not currently operating at stabilized levels; (ii) add development costs, including carry costs, incurred through the Valuation Date for campuses with in-process development, expansion or conversion projects, where such project’s effect was not factored into the campus earnings that were capitalized; (iii) add the estimated value for the undeveloped land parcels; and (iv) add the contractual sale price of the eight properties that Trilogy intends to sell. The Ancillary Businesses were also valued utilizing a direct capitalization analysis applied to 2022 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) after a review of historical and projected revenue and EBITDA of each ancillary business and a review of observed multiples in both precedent acquisitions and publicly traded companies in similar lines of business to the Ancillary Businesses, taking into account the size of Ancillary Businesses and customer concentration. The capitalized value of the Ancillary Businesses was then adjusted for the capitalized value of one unconsolidated pharmacy joint venture and the investment value of one unconsolidated pharmacy joint venture and two wholly owned subsidiaries.
From the aggregate gross value of the Trilogy Assets, Stanger added or subtracted, as appropriate, outstanding borrowings based on their fair market value determined by Stanger, the value held by third-party landlords that lease assets to Trilogy, as determined by Stanger utilizing a direct capitalization analysis or, where deemed appropriate, a DCF analysis, the value of in-the-money purchase options held by Trilogy on such properties, the equity value held by non-Trilogy parties in unconsolidated healthcare campus joint ventures and other tangible assets and liabilities deemed appropriate as included on the balance sheets provided by the Company to derive an estimated equity value of Trilogy. Stanger then applied the terms of the Trilogy joint venture agreement, including any distribution priorities and factoring in the value of common units, warrants and profits interests owned by current and former management, to its Trilogy equity value estimate to establish the value of the Trilogy Joint Venture Interest. As of the Valuation Date, Stanger’s estimate of the value of the Trilogy Assets (after adjustment for third-party landlord interests, purchase options and projected capital improvements) and Trilogy Joint Venture Interest was approximately $2.1 billion and $828 million, respectively. The following summarizes the key assumptions that were used in the direct capitalization and DCF analyses to arrive at Stanger’s estimated value of the Trilogy Assets that were utilized in the determination of the Trilogy Joint Venture Interest value:

	Range		Weighted Average
	Minimum	Maximum

Healthcare Properties (a)
Discount Rate	8.75%	15.00%	11.69%
Terminal Capitalization Rate	6.75%	12.00%	9.34%
Direct Capitalization Rate (b)	6.50%	11.75%	9.12%

Ancillary Businesses
Direct Capitalization Rate (c)	14.29%	16.81%	15.74%
_____________
(a)Rates for healthcare properties exclude properties that were not valued on a direct capitalization and/or DCF basis, as applicable.
(b)For certain properties, direct capitalization rates applied may equal or exceed terminal capitalization rates used in the DCF analysis due to the application of the direct capitalization rate to future year stabilized earnings. As a result, the spread between the Terminal Capitalization Rate (utilized in the DCF) and Direct Capitalization Rate shown above is not directly comparable.
(c)An EBITDA valuation multiple of 6.0x to 7.0x was utilized in the valuation of the Ancillary Businesses. The capitalization rates cited above are the inverse of the multiple utilized.

Valuation of Debt Investment and Debt Liabilities
The estimated value of the Debt Investment and Debt Liabilities was determined by Stanger for each Debt Investment and Debt Liability by applying a DCF analysis over the projected remaining term of the investment or liability. The cash flows used in the DCF analysis were based on the investment’s or loan’s contractual agreement and corresponding interest and principal payments. The expected cash flow was then discounted at an interest rate that Stanger deemed appropriate based on what Stanger determined a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account items such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position, prepayment provisions and other factors deemed relevant, as available. The discount rate used by Stanger for the Debt Investment was 7.50%. The range of discount rates used by Stanger for the Debt Liabilities was approximately 2.2% to 5.4% and the weighted average discount rate was approximately 3.3%.
Management Company
To derive the estimated value of the Management Company, Stanger estimated the market value associated with the Company’s asset management and property management contracts (the “Management Contracts”) with the Company using a comparable transactions analysis. Stanger reviewed management’s projected fee income from the Management Contracts and the associated expenses to support such activities to derive an EBITDA projection for the 12 month period (the “Projected EBITDA”) following the Valuation Date. Stanger then applied an EBITDA multiple to the Projected EBITDA to derive an estimated value associated with the Management Contracts.
Cash, Other Assets and Other Liabilities
To derive the updated estimated per share NAV, Stanger added the Company’s other tangible assets and liabilities (excluding those related to Trilogy which were included in the Trilogy Joint Venture Interest valuation) from the Company’s December 31, 2021 balance sheet, to its estimated value of the Appraised Properties, Trilogy Joint Venture Interest, Debt Investment, Debt Liabilities and Management Company. The carrying value of the Company’s other tangible assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions, and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or liabilities.

The Board’s Determination of the Estimated Per Share NAV
On March 23, 2022, Stanger delivered its final Reports to the Committee. The Committee was given an opportunity to confer with Stanger regarding the methodologies and assumptions used therein. In consideration of the factors described above, the Committee then recommended that the Board establish $9.29 as the updated estimated per share NAV of the Company’s Class T and Class I common stock. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV of the Company’s common stock. In arriving at its determination of the updated estimated per share NAV, the Board considered all information provided in light of its own familiarity with the Company’s assets and unanimously approved the updated estimated value recommended by the Committee, or an updated estimated per share NAV of $9.29, on March 24, 2022.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the updated estimated per share NAV, including the capitalization rates and discount rates used to value the Appraised Properties, Trilogy Assets, Debt Investment and Debt Liabilities, could have a significant impact on the underlying value of the Company’s assets. The following table presents the impact on the estimated per share NAV of the Company’s common stock resulting from a 5.0% increase and decrease to the discount rates and terminal capitalization rates for those Appraised Properties and the Trilogy Assets for which the value conclusion was determined solely, or in part, based upon a DCF analyses, the direct capitalization rates for those Appraised Properties and the Trilogy Assets where the value of which was determined solely or in-part based upon a direct capitalization analysis, and the market interest rate for the Debt Investment and Debt Liabilities:

	Range of Value
	Low	Concluded	High

Estimated Per Share Net Asset Value	$8.48	$9.29	$10.18
Weighted Average Discount Rate (Appraised Properties)	7.59%	7.23%	6.87%
Weighted Average Terminal Capitalization Rate (Appraised Properties)	6.76%	6.43%	6.11%
Weighted Average Capitalization Rate (Appraised Properties) (a)	6.86%	6.53%	6.20%
Weighted Average Discount Rate (Trilogy)	12.28%	11.69%	11.11%
Weighted Average Terminal Capitalization Rate (Trilogy)	9.81%	9.34%	8.87%
Weighted Average Capitalization Rate (Trilogy)	9.57%	9.12%	8.66%
Weighted Average Capitalization Rate (Trilogy Ancillary Businesses)	16.53%	15.74%	14.95%
Weighted Average Discount Rate (Debt Investment)	7.88%	7.50%	7.13%
Weighted Average Discount Rate (Debt Liabilities)	3.10%	3.26%	3.42%
_____________
(a)Capitalization rates were applied to the stabilized earnings year which may not be the forward 12 months. As a result, the spread between the weighted average terminal capitalization rate and weighted average capitalization rate shown above is not directly comparable.

The following table presents the impact on the updated estimated per share NAV of the Company’s common stock resulting from a 5.0% increase and decrease to discount rates and terminal capitalization rates for those Appraised Properties and the Trilogy Assets for which the value conclusion was determined in part upon a DCF analyses and the direct capitalization rates for those Appraised Properties and the Trilogy Assets, and the market interest rate for the Debt Investment and Debt Liabilities:

	Range of Value
	Low	Concluded	High

Appraised Properties	$8.80	$9.29	$9.82
Trilogy Assets (a)	$9.01	$9.29	$9.60
Debt Investment and Debt Liabilities	$9.26	$9.29	$9.35
Total	$8.48	$9.29	$10.18
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(a)Includes the impact from the change in capitalization rates and discount rates of the Trilogy Assets on third-party landlord interests, purchase option values and third-party equity interests in the Trilogy Assets.

Limitations and Risks of Estimated Per Share NAV
As with any valuation, the methodologies used by the Board to determine the updated estimated per share NAV are based upon a number of estimates, assumptions, judgments and opinions that may prove later to be inaccurate or incomplete. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s common stock.
Although the Board relied on estimated values of the Company’s assets and liabilities in establishing the updated estimated per share NAV, the updated estimated per share NAV may bear no relationship to the Company’s book value as determined by GAAP, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. In addition, the updated estimated per share NAV may not represent the price at which the shares of the Company’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of the Company or the amount a stockholder would realize in a private sale of shares.
Furthermore, in reaching an updated estimated per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company or a sale of the Company’s portfolio, were not included in the Board’s updated estimate of the per share NAV of the Company’s shares.
The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related real estate (including, but not limited to, changes to real estate values as a result of the ongoing COVID-19 pandemic), changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Part II, Item 1A, Risk Factors, of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. There is no assurance that the methodologies used to establish the updated estimated per share NAV would be acceptable to FINRA or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.
REVISED DISTRIBUTION REINVESTMENT PLAN SHARE PRICE
Pursuant to the Company’s distribution reinvestment plan (“DRIP”), distributions will be reinvested in shares of the Company’s Class T and Class I common stock at a price per share equal to the most recent estimated value of one share of the Company’s Class T common stock, as determined by the Board. Accordingly, commencing with the record date distribution payment for the month of March to be paid to the Company’s stockholders in the month of April 2022, shares of the Company’s Class T and Class I common stock issued pursuant to the DRIP will be issued at $9.29 per share until such time as the Board determines a future updated estimated per share NAV. Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

SHARE REPURCHASE PLAN SHARE PRICE
As a result of the change in our estimated per share NAV as of December 31, 2021 as discussed above, all repurchases requested under our share repurchase plan resulting from the death or qualifying disability of a stockholder beginning in the second quarter of 2022, will be repurchased at $9.29 per share. Any repurchases requested resulting from the death or qualifying disability of a stockholder prior to the second quarter of 2022 and not properly withdrawn will be repurchased at the prior estimated per share NAV of $9.22. The share repurchase plan remains open only to repurchase requests resulting from the death or qualifying disability of a stockholder.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to any changes to the Company’s distribution policy, DRIP and share repurchase plan, the Company’s expectations regarding the performance of its business, the updated estimated per share NAV of the Company’s common stock, the effects of the COVID-19 pandemic and the Company’s expectations regarding the Company’s future operations and long-term financial prospects. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “will,” “should,” “projects,” “intends,” “estimates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to, the following: the Company’s strength and financial condition and uncertainties relating to the financial strength of the Company’s current and future real estate investments and their tenants; uncertainties relating to the local economies where the Company’s real estate investments are located; uncertainties relating to changes in general economic and real estate conditions, including changes as a result of the COVID-19 pandemic; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of the Company’s real estate investment strategy, and those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s updated estimated per share NAV.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare REIT, Inc. Frequently Asked Questions dated March 25, 2022
99.2	Consent of Robert A. Stanger & Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
March 25, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President